UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 14, 2010

AKEENA SOLAR, INC.
(d/b/a Westinghouse Solar)
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave., Suite 101
Campbell, California 95008-0528
(Address of principal executive offices)

Registrant’s telephone number, including area code:
 (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On December 15, 2010 Akeena Solar, Inc. d/b/a Westinghouse Solar (the “Registrant”) issued a press release updating revenue and cash operating expense guidance for the fourth quarter of 2010. A copy of the press release is attached as Exhibit 99.1 hereto (the “Press Release”).

Item 8.01   Other Events.

Update regarding certain pending litigation

On December 10, 2010, the court granted Akeena Solar, Inc.’s (the “Company”) Motion to Dismiss And/Or Stay the derivative lawsuit pending in the United States District Court for the Northern District of California, Sabbag v. Cinnamon, et al. (Case No. 5:10-cv-02735-JF (HRL)).  The court dismissed plaintiff’s claim under Section 14(a) of the Securities Exchange Act of 1934 and stayed the remainder of the action.

The Company’s demurrer to the complaint in the similar derivative lawsuit pending in Santa Clara Superior Court, Dulgarian v. Cinnamon, et al. (Case No. 1-10-CV-173351) is currently pending.  The Company argues that the named plaintiff does not have standing to assert claims on behalf of the Company.  A hearing on the demurrer to dismiss the lawsuit is currently scheduled for February 4, 2011.  If the court grants the demurrer with prejudice, the derivative complaints brought against the Company and its officers will be dismissed.

On October 22, 2010, lead plaintiffs filed a motion seeking class certification in the federal action Hodges v. Akeena Solar, Inc. et al., Case No. CV-09-02147-JW (“Class Action”).  On November 15, 2010, lead plaintiff Sharon Hodges filed a motion to withdraw as a representative plaintiff in the Class Action.  Ms. Hodges was one of three court-appointed co-lead plaintiffs in the Class Action.  The remaining two lead plaintiffs filed a corrected motion seeking class certification on November 15, 2010.  On December 13, 2010, the Company filed an opposition to plaintiffs’ motion for class certification and against the appointment of the remaining lead plaintiffs as class representatives.  The plaintiffs’ reply in support of their motion for class certification is due January 13, 2011.  The hearing on the motion for class certification is currently scheduled for February 7, 2011.  If the Company’s motion is successful, plaintiffs will not be able to proceed with their class action against the Company.

The Company continues to believe that the class action and derivative claims have no merit and that it has strong defenses to the claims.  As the Company has stated in connection with the securities class action matter, it believes that its disclosures concerning its business during the relevant period of the lawsuit were appropriate and were in full compliance with the federal securities laws.  The Company intends to continue defending the remaining claims vigorously.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release providing updated guidance for the quarter ended December 31, 2010, issued by the Registrant on December 15, 2010 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2010

AKEENA SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release dated December 15, 2010.